UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	TNAV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On February 6, 2020, Telenav, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended December 31, 2019. The Company also issued a related investor presentation (which the Company also posted on its website), and hosted an investor conference call and webcast, wherein the Company commented on operating results for the Company’s three months ended December 31, 2019 and provided outlook for the three months ending March 31, 2020. Subsequent to the issuance of the press release and related investor presentation (attached to the Form 8-K dated February 6, 2020 as Exhibits 99.1 and 99.2, respectively), and conference call and webcast with investors, the Company further reviewed and updated its reporting of revenue related to its agreements with Grab Holdings, Inc. and certain of its subsidiaries (as further defined below, the “Grab Transaction,” and Grab, together with its certain subsidiaries, collectively “Grab”). This updated revenue related to the Grab Transaction affects the three months ended September 30, 2019 and the three and six months ended December 31, 2019, as well as the outlook the Company provided on February 6, 2020 for the three months ending March 31, 2020.

By this amended Form 8-K (this “8-K/A”), the Company provides its current estimate of the following updated information for the three months ended September 30, 2019 and the three and six months ended December 31, 2019.

In summary,

•	Revenue associated with the Grab Transaction and other immaterial adjustments which the Company previously recognized with respect to the three months ended September 30, 2019 increased by approximately $0 to $2.5 million; and

•	Revenue associated with the Grab Transaction which the Company previously recognized with respect to the three and six months ended December 31, 2019 increased by approximately $0 to $6.5 million and $0 to $9.0 million, respectively.

The Company is also updating the information it provided on February 6, 2020 regarding the Company’s outlook for the three months ending March 31, 2020. The Company reconfirms its operating outlook the Company provided on February 6, 2020 for the three months ending March 31, 2020, as follows:

•	The Company expects total revenue to be $61.5 million to $63.5 million.

•	The Company expects billings, a non-GAAP measure, to be between $62.5 million to $64.5 million, and GAAP gross margin to be within 42% to 44%.

•	The Company expects GAAP operating expenses to be between $29 million to $31 million.

•	The Company expects Adjusted EBITDA, a non-GAAP measure, to be within $(1.5) million to $0.5 million.

•	For fiscal 2020 as a whole, the Company expects Adjusted EBITDA to be positive.

However, the Company estimates that net loss for this period will be between $(3.0) million and $(5.0) million.

The Grab Transaction and Errors with Respect to the Company’s Assessment of Revenue for the Period Ended September 30, 2019

Based on this further review and update of revenue related to the Grab Transaction, the Company also identified errors in connection with the revenue related to the Grab Transaction which the Company reported for the three months ended September 30, 2019 in its Quarterly Report on Form 10-Q, which the Company filed on November 8, 2019.

In August 2019, the Company entered into certain agreements with Grab, including: (i) a services agreement pursuant to which the Company agreed to provide certain services to Grab through certain of its employees designated to work on the Company’s OpenTerra Platform; (ii) a license agreement pursuant to which the Company granted to Grab a perpetual license to certain intellectual property associated with the OpenTerra Platform; and (iii) an asset purchase agreement pursuant to which the Company sold certain intellectual property associated with the OpenTerra Platform to Grab and facilitated offers for employment or consulting arrangements by Grab of certain of the OpenTerra employees. The transactions contemplated by the services agreement, license agreement and asset purchase agreement together comprise the “Grab Transaction.”

In determining revenue, the Company would recognize in connection with the Grab Transaction, the Company allocated consideration, which included cash and equity, between products and services, as well as the identified assets, which allocation the Company determined subject to ASC 606. Subsequent to the Company’s issuance of its press release, investor presentation and commentary on February 6, 2020, the Company reassessed whether the methodology it used to determine and allocate consideration in order to determine revenue associated with the Grab Transaction faithfully depicted the portion of the consideration the Company would be entitled to when satisfying each obligation and, specifically, the revenue the Company would recognize in exchange for the rights transferred under the perpetual license (as compared to the incremental rights transferred upon the asset purchase). As a result of this reassessment, the Company determined the stand-alone selling price for the rights transferred to Grab upon purchase should reflect what the Company would sell such incremental rights for separately in similar circumstances and to similar customers. This resulted in a correction of the revenue the Company recognized under the Grab Transaction for the three months ended September 30, 2019 and revision of the revenue the Company would recognize for the three and six months ended December 31, 2019, as well as adjustment from the net income the Company provided in its outlook to a net loss for the three months ending March 31, 2020.

In addition, the Company received under the Grab Transaction consideration which included nonmarketable ordinary shares of Grab Holdings, Inc. To determine the fair market value of these ordinary shares, the Company used all information reasonably available from Grab regarding the assessment of its board of directors of the fair market value of the ordinary shares, including the limited number of arms’ length sales of Grab ordinary shares and a review of recent Grab financial statements. Because there is no public trading market for Grab ordinary shares and because Grab does not prepare its financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), or file its financial statements with the SEC or another securities regulatory body, the Company relied on limited information to assess the fair market value of Grab’s ordinary shares.

As noted below under Item 4.02(a), the Company has determined to restate the revenue the Company recognized under the Grab Transaction and the Company’s certain other financial information for the three months ended September 30, 2019 in an amendment to its Quarterly Report on Form 10-Q. The Company has also determined to revise the information the Company provided on February 6, 2020 in its press release and related investor presentation regarding the results of the Company’s operations for the three months ended December 31, 2019 and outlook the Company provided for the three months ending March 31, 2020.

The Company cannot assure you that it will timely conclude on the recognition of revenue in connection with the Grab Transaction or the Company’s application of ASC 606 with respect to such revenue and valuation. If, prior to the time the Company files its Form 10-Q for the three months ended December 31, 2019 (the “Q2 Form 10-Q”), the Company receives additional information regarding the fair market value it determined for the Grab ordinary shares, the Company may be required to further consider and, where necessary, restate the preliminary, revised financial results set forth above to reflect a change in the estimated value of the equity consideration received. The Company’s delay in filing its Q2 Form 10-Q or any further changes to the financial results for the periods covered by such report also could cause the Company’s investors to lose confidence in the Company and its management. This could cause the Company’s stock price to drop, perhaps considerably, and expose it to costly and time-consuming securities litigation.

The information in this 8-K/A shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial information in this 8-K/A. The Company intends to provide, when available, a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures on its website when it completes its Q2 Form 10-Q.

Item 4.02(a).	Non-reliance on Previously Issued Financial Statements

Description of Error

See discussion set forth under Item 2.02 above.

Based on this further review and update of revenue related to the Grab Transaction, the Company identified errors in connection with the revenue related to the Grab Transaction which the Company reported for the three months ended September 30, 2019 in its Quarterly Report on Form 10-Q, which the Company filed on November 8, 2019. On February 11, 2020, the Company’s management and the Audit Committee of its Board of Directors discussed whether the Company’s statement of operations for the three months ended September 30, 2019 and its other financial statements for such period and as of September 30, 2019 should be amended and restated based on the Company’s reconsideration of its revenue recognition for the Grab Transaction. As of such date, the Company estimated that the impact of the error in connection with the Company’s recognition of revenue related to the Grab Transaction result in an increase of between $0 to $2.5 million of revenue for the three months ended September 30, 2019. On February 11, 2020, the Company’s Audit Committee of the Board of Directors approved such anticipated restatement and concluded that the information reported for the three months ended September 30, 2019 in its Quarterly Report on Form 10-Q should no longer be relied upon. The Company’s Audit Committee informed the Company’s independent registered public accounting firm, Grant Thornton LLP, of such approval and conclusion on that date.

As such, the Company advises that investors should disregard and not rely on the condensed consolidated financial statements as of and for the three months ended September 30, 2019 and the notes related thereto set forth in its Quarterly Report on Form 10-Q for the three months ended September 30, 2019, which the Company filed on November 8, 2019.

Internal Control Over Financial Reporting

The Audit Committee of the Board of Directors concluded that the Company has a material weakness in its internal control over financial reporting as of September 30, 2019 and December 31, 2019 related to a design deficiency in the Company’s review controls over unusual or non-recurring and significant transactions. Specifically, the Company’s controls were not properly designed to provide reasonable assurance that it timely identifies and assesses the accounting implications of terms in unusual or non-recurring agreements. As a result of the material weakness, the Audit Committee has concluded that the Company’s internal control over financial reporting and disclosure controls and procedures were not effective as of September 30, 2019 and December 31, 2019.

Delayed Filing of Quarterly Report on Form 10-Q for the Three Months ended December 31, 2019

As a result of the errors and other issues the Company identified in connection with the revenue related to the Grab Transaction, including its planned restatement of its financial statements for the three months ended September 30, 2019, the Company was not able to timely file its Q2 Form 10-Q. The Company has filed a Form 12b-25 seeking an extension of the deadline for its Q2 Form 10-Q.

The Company intends to file the following as soon as practicable (i) an amendment to its Quarterly Report on Form 10-Q for the three months ended September 30, 2019 to restate its unaudited condensed, consolidated financial statements and related financial information at September 30, 2019 and to amend certain other items within that report and (ii) the Q2 Form 10-Q.

The Company’s management and the Audit Committee have discussed the matters disclosed in this 8-K/A with the Company’s independent registered public accounting firm, Grant Thornton LLP.

Item 7.01	Regulation FD Disclosure

See disclosure set forth under Item 2.02 and Item 4.02.

The information in this Item 7.01 and Item 2.02 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

None.

Forward Looking Statements

This 8-K/A contains forward-looking statements that are based on the Company management’s belief and assumptions and on information currently available to its management. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: the Company’s ability to achieve future revenue currently estimated under customer engagements, including the Company’s ability to determine, achieve and accurately recognize revenue under customer engagements, including specifically related to the Company’s transaction with Grab Holdings; the Company’s ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s announcement regarding the elimination of various sedans in North America over the near term; the impact of tariffs on sales of automobiles in the United States and other markets; the Company’s success in extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford; the impact of GM’s announcement regarding Google Automotive Services; the impact of Garmin’s announcement that it is providing navigation services to Ford; the Company’s ability to achieve additional design wins and the delivery dates of automobiles including the Company’s products; adoption by vehicle purchasers of Scout GPS Link; the Company’s ability to demonstrate internal controls over financial reporting and disclosures, including as it may relate to our recognition of revenue; the Company’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue and the impact of labor stoppages on those automobile manufacturers’ and tier ones’ ability to produce vehicles; reductions in demand for automobiles; potential impacts of automobile manufacturers and tier ones including competitive capabilities in their vehicles such as Apple CarPlay and Android Auto; the Company’s continued reporting of losses and operating expenses in excess of expectations; the Company’s ability to acquire certification for automotive SPICE and other contractual obligations with customers; failure to reach agreement with customers for awards and contracts on products and services in which the Company has expended resources developing; competition from other market participants who may provide comparable services to subscribers without charge; the timing of new product releases and vehicle production by the Company’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; the Company’s ability to perform under its initiatives with Amazon and Microsoft, and benefit from those initiatives; the potential that the Company may not be able to realize its deferred tax assets and may have to take a reserve against them; the Company’s reliance on its automobile manufacturers for volume and royalty reporting; the impact on revenue recognition and other financial reporting due to the amendment of contracts or changes in accounting standards; the impact of the novel corona virus on business activity and the Company’s operations; the Company’s ability to remediate its material weaknesses in its internal control over financial reporting and disclosures, and timely demonstrate such mitigation, including as it may relate to the Company’s recognition of revenue, including under the Grab Transaction; and macroeconomic and political conditions in the U.S. and abroad, in particular China. The Company discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-K for the fiscal year ended June 30, 2019 and other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what the Company expects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: February 11, 2020	By:	/s/ Adeel Manzoor
	Name:	Adeel Manzoor
	Title:	Chief Financial Officer